Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of National Holdings Corporation (the “Company”) on Form S-3, File No. 333-226853 and Form S-8, File No. 333-191253 of our report dated December 22, 2017, on our audits of the consolidated financial statements of the Company as of September 30, 2017, and for each of the years in the two-year period ended September 30, 2017, which report is included in this Annual Report on Form 10-K.

/s/ EisnerAmper LLP
New York, New York
December 21, 2018